Exhibit 99.1

Floor & Decor Holdings, Inc. Announces First Quarter Fiscal 2017 Financial Results

  Net sales increased 30.6% from first quarter 2016 to $307.3 million
  Comparable store sales increased 12.8% from first quarter 2016
  Operating income increased 62.4% from first quarter 2016 to $22.7 million
  Diluted earnings per share (“EPS”) increased 62.5% from first quarter 2016 to $0.13 and adjusted diluted EPS increased 85.7% from first quarter 2016 to $0.13
  Second quarter and fiscal 2017 outlook provided

ATLANTA--(BUSINESS WIRE)--May 25, 2017--Floor & Decor Holdings, Inc. (NYSE:FND) (“We,” the “Company,” or “Floor & Decor”) announces its financial results for the first quarter of fiscal 2017, which ended March 30, 2017.

Tom Taylor, Chief Executive Officer, stated, "We are very pleased with our first quarter financial results. Our performance is a testament to the strength and customer appeal of our unique business model as well as disciplined execution by our entire team. I’d like to thank our associates for their hard work and commitment to providing exceptional service to our customers."

"We have developed a highly differentiated, multi-channel, hard surface flooring and accessories business that we believe offers the industry’s broadest in-stock assortment at everyday low prices, with best-in-class customer service that meets the needs of both our Pro and our Do-It-Yourself customers. We are focused on continued improvement and reinvestment in the business to make Floor & Decor a better place to work for our associates, and a better place to shop for our customers. As we look ahead, we are focused on leveraging our distinct competitive advantages that exist for Floor & Decor. Our results for the first quarter demonstrate the various growth levers we have in place, and we are well-positioned to deliver on our near and longer term goals,” Mr. Taylor concluded.

Unless indicated otherwise, the information in this release has been adjusted to give effect to a 321.820-for-one stock split of our common stock effected on April 24, 2017.

For the Thirteen Weeks Ended March 30, 2017

  Net sales increased 30.6% to $307.3 million from $235.3 million in the first quarter of fiscal 2016. Comparable store sales increased 12.8%.
  We opened three new stores and relocated one store during the first quarter of fiscal 2017, ending the quarter with 72 stores. This represents a unit increase of 20.0% over the first quarter of fiscal 2016.
  Operating income increased 62.4% to $22.7 million compared to $14.0 million in the first quarter of fiscal 2016. Operating margin increased 145 basis points to 7.4%.
  Net income increased 56.7% to $11.1 million or $0.13 per diluted share compared to $7.1 million, or $0.08 per diluted share in the first quarter of fiscal 2016.
  Adjusted net income* increased 82.0% to $13.0 million compared to $7.2 million in the first quarter of 2016; Adjusted diluted EPS* was $0.13 compared to $0.07 in the first quarter of fiscal 2016.
  Adjusted EBITDA* increased 58.7% to $31.9 million compared to $20.1 million in the first quarter of 2016.

*Non-GAAP financial measures. Please see “Non-GAAP Financial Measures” and “Reconciliation of GAAP to Non-GAAP Financial Measures” below for more information.

Balance Sheet Highlights as of March 30, 2017

  Total liquidity was $173.4 million as of March 30, 2017, which primarily was from the availability on our revolving credit facility.
  Total debt was $354.7 million as of March 30, 2017, consisting of outstanding current and long-term portions of our secured term loan and revolving credit facilities.

Recent Developments

  On April 26, 2017, we priced our initial public offering (“IPO”) at $21.00 per share. We sold 10,147,025 shares of common stock (after giving effect to the underwriters’ exercise in full of their option to purchase additional shares) resulting in total net proceeds of approximately $192.0 million after deducting underwriting discounts and commissions and other offering expenses.
  We used net proceeds from the IPO of approximately $192.0 million to repay a portion of the amounts outstanding under our $350.0 million senior secured term loan facility maturing on September 30, 2023 (the “Term Loan Facility”). The repayment will result in a loss on extinguishment of debt of approximately $5.4 million, which will be recorded in the second quarter of fiscal 2017. Total debt as of March 30, 2017, was $354.7 million. After giving effect to the IPO, the repayment of $192.0 million of the Term Loan Facility and the write off of $5.4 million of previously capitalized unamortized discount and debt issuance costs, pro forma total debt as of March 30, 2017, would be approximately $167.2 million.
  On March 31, 2017, we entered into an a repricing amendment to the credit agreement governing the Term Loan Facility (the “Term Loan Repricing”) that lowered our interest rate on the Term Loan Facility by 75 basis points beginning the first fiscal day of our second quarter (March 31, 2017). The Term Loan Repricing also included a leverage-based step-down of another 50 basis points upon completion of the IPO and our leverage ratio falling below 2.0x (as defined in the Term Loan Facility). Based on the terms of our Term Loan Facility, we expect to receive the additional 50 basis points of lower interest in our fiscal fourth quarter (October 1, 2017). The amount and terms of the Term Loan Facility were otherwise unchanged.
Second Quarter and Fiscal 2017 Outlook (in millions, except EPS and store count)

Thirteen Weeks
Ended 6/29/17
Net sales	$329 - $336
Comparable store sales growth	10% to 12%
GAAP EPS	$0.13 - $0.15
Adjusted diluted EPS	$0.17 - $0.18
Adjusted diluted weighted average shares outstanding	103.0
Adjusted EBITDA	$39.3 - $41.6
Warehouse format store count	72
New warehouse format stores	0

Fiscal Year
Ended 12/28/17
Net sales	$1,285 - $1,304
Comparable store sales growth	8% to 10%
GAAP EPS	$0.49 - $0.52
Adjusted diluted EPS	$0.54 - $0.57
Adjusted diluted weighted average shares outstanding	102.9
Adjusted EBITDA	$137.9 - $142.0
Depreciation and amortization	$34
Interest expense	$14
Tax rate	37% for the remainder of fiscal 2017
Warehouse format store count	83
New warehouse format stores	14
Capital expenditures	$95 - $104

The above guidance includes certain non-GAAP financial measures (namely adjusted diluted weighted average shares outstanding, adjusted diluted EPS and adjusted EBITDA). Please see “Non-GAAP Financial Measures” and “Reconciliation of GAAP to Non-GAAP Financial Measures” below for more information.

Conference Call Details

A conference call to discuss the first quarter fiscal 2017 financial results is scheduled for today, May 25, 2017, at 4:30 p.m. Eastern Time. Investors and analysts interested in participating in the call are invited to dial 888-438-5453 (international callers please dial 719-457-2702) approximately 10 minutes prior to the start of the call. A live audio webcast of the conference call, together with related materials, will be available online at ir.flooranddecor.com.

A recorded replay of the conference call is expected to be available approximately two hours following the conclusion of the call and can be accessed both online at ir.flooranddecor.com and by dialing 844-512-2921 (international callers please dial 412-317-6671). The pin number to access the telephone replay is 2028790. The replay will be available until June 1, 2017.

About Floor & Decor Holdings, Inc.

Floor & Decor is a multi-channel specialty retailer of hard surface flooring and related accessories, offering a broad in-stock assortment of tile, wood, laminate and natural stone flooring along with decorative and installation accessories at everyday low prices.

Forward-Looking Statements

This release and the associated webcast/conference call contain forward-looking statements, including with respect to the Company’s estimated net sales, comparable store sales growth, GAAP EPS, adjusted diluted EPS, diluted share count, adjusted EBITDA, warehouse format store count and new warehouse format stores for both the thirteen weeks ended 6/29/17 and all of fiscal 2017 and with respect to the Company’s estimated depreciation and amortization expenses, interest expense, tax rate and capital expenditures for fiscal 2017. All statements other than statements of historical fact contained in this release, including statements regarding the Company’s future operating results and financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “could,” “seeks,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “budget,” “potential,” “focused on” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this release are only predictions. Although the Company believes that the expectations reflected in the forward-looking statements in this release are reasonable, the Company cannot guarantee future events, results, performance or achievements. A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements in this release or the associated webcast/conference call, including, without limitation, those factors described in “Risk Factors,” “Special Note Regarding Forward-Looking Statements,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Business” sections and elsewhere in the Company’s final prospectus, dated April 26, 2017 and filed with the SEC in accordance with Rule 424(b) of the Securities Act of 1933 on April 28, 2017.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The forward-looking statements contained in this release or the associated webcast/conference call speak only as of the date hereof. New risks and uncertainties arise over time, and it is not possible for the Company to predict those events or how they may affect the Company. If a change to the events and circumstances reflected in the Company’s forward-looking statements occurs, the Company’s business, financial condition and operating results may vary materially from those expressed in the Company’s forward-looking statements. Except as required by applicable law, the Company does not plan to publicly update or revise any forward-looking statements contained herein or in the associated webcast/conference call, whether as a result of any new information, future events or otherwise, including the Company’s estimated net sales, comparable store sales growth, GAAP EPS, adjusted diluted EPS, diluted share count, adjusted diluted weighted average shares outstanding, adjusted EBITDA, warehouse format store count and new warehouse format stores for both the thirteen weeks ended 6/29/17 and all of fiscal 2017 and with respect to the Company’s estimated depreciation and amortization expenses, interest expense, tax rate and capital expenditures for fiscal 2017.

Non-GAAP Financial Measures

To supplement the Company's financial information presented in accordance with accounting principles generally accepted in the United States ("GAAP") and aid understanding of the Company's business performance, the Company uses certain non-GAAP financial measures (namely adjusted diluted weighted average shares outstanding, adjusted net income, Adjusted diluted EPS, EBITDA and adjusted EBITDA) to evaluate our operating and financial performance and to compare such performance to that of prior periods. We also use these non-GAAP financial measures in making operational and financial decisions and in establishing operational goals. We believe that providing these non-GAAP financial measures to investors, as a supplement to GAAP financial measures, helps investors to (i) evaluate our operating and financial performance and future prospects, (ii) compare financial results across accounting periods, (iii) better understand the long-term performance of our core business, (iv) to determine covenant compliance with respect to our credit facilities and (v) evaluate trends in our business, all consistent with how management and our board of directors evaluates such performance and movements. Under the U.S. Securities and Exchange Commission (“SEC”) rules, non-GAAP financial measures may be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results.

Adjusted diluted weighted average shares outstanding: We define adjusted diluted weighted average shares outstanding as the weighted average shares outstanding during the relevant period plus the weighted average impact of issuing 10.1 million shares in our IPO. We adjust diluted weighted average shares outstanding for the impact of the IPO as we believe it is useful to investors to better analyze the Company’s ongoing core financial performance in the periods shown to reflect the higher share count associated with the IPO.

Adjusted net income: We define adjusted net income as net income before costs related to the September 30, 2016 refinancing (as described in the Company’s final prospectus, dated April 26, 2017 and filed with the SEC in accordance with Rule 424(b) of the Securities Act of 1933 on April 28, 2017) (the “September 2016 Refinancing”), the IPO, the Term Loan Repricing, legal settlement and loss on early extinguishment of debt and income tax expenses due to the adjustments for the September 2016 Refinancing, the IPO, the Term Loan Repricing, legal settlement and loss on early extinguishment of debt. We adjust interest expense for the September 2016 Refinancing because we believe that presenting the increased interest expense allows investors to better understand and analyze the Company’s core financial performance in the periods shown, including the higher debt incurred as part of the September 2016 Refinancing and associated higher interest in the thirteen weeks ended March 30, 2017. We adjust for estimated lowered interest expense due to the IPO because we believe that presenting the decreased interest expense allows investors to better understand and analyze the Company’s ongoing core financial performance in the periods shown with lower interest expense associated with our IPO. We adjust for estimated lowered interest expense due to the Term Loan Repricing because we believe that presenting the decreased interest expense allows investors to better understand and analyze the Company’s ongoing core financial performance in the periods shown. We adjust for legal settlements and loss on early extinguishment of debt because we believe these are discrete and not a normal part of our business and removing them allows investors to better understand and analyze the Company’s financial performance in the periods shown. We included the estimated income tax effect of the above mentioned adjustments when presenting adjusted net income because we believe that presenting the estimated income tax effect of adjustments allows investors to better understand and analyze the Company’s core financial performance in the periods shown.

Adjusted diluted EPS: We define adjusted diluted EPS as adjusted net income divided by adjusted diluted weighted average shares outstanding.

EBITDA and Adjusted EBITDA: We define EBITDA as net income before interest, loss on early extinguishment of debt, taxes, depreciation and amortization. We define Adjusted EBITDA as net income before interest, loss on early extinguishment of debt, taxes, depreciation and amortization, adjusted to eliminate the impact of certain items that we do not consider indicative of our core operating performance. EBITDA and Adjusted EBITDA are key metrics used by management and our board of directors to assess our financial performance and enterprise value. We believe that EBITDA and Adjusted EBITDA are useful measures, as they eliminate certain expenses that are not indicative of our core operating performance and facilitate a comparison of our core operating performance on a consistent basis from period to period. We also use Adjusted EBITDA as a basis to determine covenant compliance with respect to our credit facilities, to supplement GAAP measures of performance to evaluate the effectiveness of our business strategies, to make budgeting decisions, and to compare our performance against that of other peer companies using similar measures. EBITDA and Adjusted EBITDA are also used by analysts, investors and other interested parties as performance measures to evaluate companies in our industry.

Use of these non-GAAP measures may differ from similar measures reported by other companies. Each of these non-GAAP measures has its limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of the Company's results as reported under GAAP.

Please see “Reconciliation of GAAP to Non-GAAP Financial Measures” below for reconciliations of non-GAAP financial measures used in this release to their most directly comparable GAAP financial measures.

Floor & Decor Holdings, Inc. Condensed Consolidated Income Statements (in thousands, except per share data)

	Thirteen Weeks Ended
	3/30/2017		3/31/2016
	Actual	% of Sales	Actual	% of Sales	% Increase
Net sales	$307,296	100.0%	$235,301	100.0%	30.6%
Cost of sales	181,825	59.2	141,404	60.1	28.6
Gross profit	125,471	40.8	93,897	39.9	33.6
Selling & store operating expenses	80,751	26.2	62,049	26.4	30.1
General & administrative expenses	17,881	5.8	14,570	6.2	22.7
Pre-opening expenses	4,167	1.4	3,316	1.4	25.7
Operating income	22,672	7.4	13,962	5.9	62.4
Interest expense	5,414	1.8	2,486	1.0	117.8
Income before income taxes	17,258	5.6	11,476	4.9	50.4
Provision for income taxes	6,130	2.0	4,375	1.9	40.1
Net income	$11,128	3.6%	$7,101	3.0%	56.7%
Basic weighted average shares outstanding	83,529		83,376		0.2%
Diluted weighted average shares outstanding	88,645		86,669		2.3%
Basic earnings per share	$0.13		$0.09		44.4%
Diluted earnings per share	$0.13		$0.08		62.5%

Condensed Consolidated Balance Sheets
(in thousands, except share and per share data)

	As of
Assets	3/30/2017	12/29/2016
Current assets:
Cash and cash equivalents	$445	$451
Receivables, net	33,383	34,533
Inventories, net	316,540	293,702
Prepaid expenses and other current assets	9,517	7,529
Total current assets	359,885	336,215
Fixed assets, net	163,813	150,471
Intangible assets, net	109,386	109,394
Goodwill	227,447	227,447
Other assets	7,823	7,639
Total long-term assets	508,469	494,951
Total assets	$868,354	$831,166
Liabilities and stockholders’ equity
Current liabilities:
Current portion of term loans	$3,500	$3,500
Trade accounts payable	205,939	158,466
Accrued expenses	56,364	61,505
Income taxes payable	6,486	5,787
Deferred revenue	20,926	14,456
Total current liabilities	293,215	243,714
Term loans	336,710	337,243
Revolving line of credit	14,500	50,000
Deferred rent	19,588	16,750
Deferred income tax liabilities, net	33,548	28,265
Tenant improvement allowances	24,059	20,319
Other liabilities	625	592
Total long-term liabilities	429,030	453,169
Total liabilities	722,245	696,883
Commitments and contingencies
Stockholders’ equity
Capital stock:
Preferred stock, $0.001 par value; 10,000,000 shares authorized; 0 shares issued and outstanding at March 30, 2017 and December 29, 2016	—	—
Common stock Class A, $0.001 par value; 450,000,000 shares authorized; 76,847,116 shares issued and outstanding at March 30, 2017 and December 29, 2016	77	77
Common stock Class B, $0.001 par value; 10,000,000 shares authorized; 412,470 shares issued and outstanding at March 30, 2017; 395,742 shares issued and outstanding at December 29, 2016	—	—
Common stock Class C, $0.001 par value; 30,000,000 shares authorized; 6,275,489 shares issued and outstanding at March 30, 2017 and December 29, 2016	6	6
Additional paid-in capital	118,250	117,270
Accumulated other comprehensive income (loss), net	(106)	176
Retained earnings	27,882	16,754
Total stockholders’ equity	146,109	134,283
Total liabilities and stockholders’ equity	$868,354	$831,166

Condensed Consolidated Statements of Cash Flows (in thousands)
	Thirteen Weeks Ended
	3/30/2017	3/31/2016
Operating activities
Net income	$11,128	$7,101
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8,933	6,125
Loss on asset disposals	—	47
Amortization of tenant improvement allowances	(755)	(605)
Deferred income taxes	5,453	132
Stock based compensation expense	885	755
Changes in operating assets and liabilities:
Receivables, net	1,150	5,135
Inventories, net	(22,838)	(12,373)
Other assets	(2,755)	(96)
Trade accounts payable	47,473	1,943
Accrued expenses	(7,073)	2,237
Income taxes	699	4,370
Deferred revenue	6,470	3,457
Deferred rent	2,785	437
Tenant improvement allowances	4,495	517
Other	24	26
Net cash provided by operating activities	56,074	19,208
Investing activities
Purchases of fixed assets	(19,801)	(13,915)
Net cash used in investing activities	(19,801)	(13,915)
Financing activities
Borrowings on revolving line of credit	25,300	46,150
Payments on revolving line of credit	(60,800)	(51,050)
Payments on term loans	(875)	(367)
Debt issuance costs	—	(17)
Proceeds from exercise of stock options	96	34
Net cash used in financing activities	(36,279)	(5,250)
Net (decrease) increase in cash and cash equivalents	(6)	43
Cash and cash equivalents, beginning of the period	451	318
Cash and cash equivalents, end of the period	$445	$361
Supplemental disclosures of cash flow information
Cash paid for interest	$7,945	$1,752
Cash paid for income taxes	$ —	$ 20
Fixed assets accrued at the end of the period	$7,372	$6,964

Reconciliation of GAAP to Non-GAAP Financial Measures (in thousands, except per share data) (unaudited)

Adjusted diluted weighted average shares outstanding
	Thirteen Weeks Ended
	3/30/2017	3/31/2016
Diluted weighted average shares outstanding (GAAP)	88,645	86,669
Adjustments for issuance of shares at IPO	10,147	10,147
Adjusted diluted weighted average shares outstanding	98,792	96,816

Adjusted net income and Adjusted diluted EPS

	Thirteen Weeks Ended
	3/30/2017	3/31/2016
Net income as reported	$11,128	$7,101
Interest due to September 2016 refinancing	—	(2,928)
Interest due to IPO	2,730	2,730
Term Loan Repricing	295	295
Tax impact of adjustments to net income	(1,119)	(37)
Adjusted net income	$13,034	$7,161
Adjusted diluted weighted average shares outstanding	98,792	96,816
Adjusted diluted EPS	$0.13	$0.07

EBITDA and Adjusted EBITDA

	Thirteen Weeks Ended
	3/30/2017	3/31/2016
Net income as reported	$11,128	$7,101
Depreciation and amortization	7,768	5,337
Interest expense	5,414	2,486
Income tax expense	6,130	4,375
EBITDA	30,440	19,299
Stock compensation expense	885	755
Loss on asset disposal	—	47
IPO costs	572	—
Adjusted EBITDA	$31,897	$20,101

Guidance Reconciliation - Second Quarter 2017 (in millions, except per share data) (unaudited)

Adjusted diluted weighted average shares outstanding
	Thirteen Weeks Ended
	6/29/2017		6/30/2016
	Low End	High End	Actual
Diluted weighted average shares outstanding (GAAP)	100.0	100.0	88.4
Adjustments for issuance of shares at IPO	3.0	3.0	10.1
Adjusted diluted weighted average shares outstanding	103.0	103.0	98.5

Adjusted net income and Adjusted diluted EPS
	Thirteen Weeks Ended
	6/29/2017		6/30/2016
	Low End	High End	Actual
Net income (GAAP):	$13.0	$14.7	$5.0
Interest due to September 2016 refinancing	—	—	(2.9)
Interest due to IPO	1.4	1.4	2.7
Term Loan Repricing	—	—	0.3
Legal settlement	—	—	14.0
Loss on early extinguishment of debt	5.4	5.4	0.2
Tax impact of adjustments to net income	(2.5)	(2.5)	(5.4)
Adjusted net income	$17.3	$19.0	$13.9
Adjusted weighted average shares outstanding	103.0	103.0	98.5
Adjusted diluted EPS	$0.17	$0.18	$0.14

EBITDA and Adjusted EBITDA
	Thirteen Weeks Ended
	6/29/2017		6/30/2016
	Low End	High End	Actual
Net income (GAAP):	$13.0	$14.7	$5.0
Depreciation and amortization	8.1	8.1	6.4
Interest expense	3.5	3.5	2.5
Loss on early extinguishment of debt	5.4	5.4	0.2
Income tax expense	8.0	8.6	3.0
EBITDA	38.0	40.3	17.1
Stock compensation expense	1.3	1.3	0.7
Loss on asset disposal	—	—	0.2
Legal settlement	—	—	14.0
IPO costs	—	—	—
Adjusted EBITDA	$39.3	$41.6	$32.0

Guidance Reconciliation - Fiscal Year 2017 (in millions, except per share data) (unaudited)

Adjusted diluted weighted average shares outstanding

	Fiscal Year
	12/28/2017		12/29/2016
	Low End	High End	Actual
Diluted weighted average shares outstanding (GAAP)	99.6	99.6	88.4
Adjustments for issuance of shares at IPO	3.3	3.3	10.1
Adjusted diluted weighted average shares outstanding	102.9	102.9	98.6

Adjusted net income and Adjusted diluted EPS
	Fiscal Year
	12/28/2017		12/29/2016
	Low End	High End	Actual
Net income (GAAP):	$49.1	$52.1	$43.0
Interest due to September 2016 refinancing	—	—	(8.8)
Interest due to IPO	4.1	4.1	10.9
Term Loan Repricing	0.3	0.3	1.2
Legal settlement	—	—	10.5
Loss on early extinguishment of debt	5.4	5.4	1.8
Tax impact of adjustments to net income	(3.6)	(3.6)	(14.4)
Adjusted net income	$55.3	$58.3	$44.2
Adjusted weighted average shares outstanding	102.9	102.9	98.6
Adjusted diluted EPS	$0.54	$0.57	$0.45

EBITDA and Adjusted EBITDA
	Fiscal Year
	12/28/2017		12/29/2016
	Low End	High End	Actual
Net income (GAAP):	$49.1	$52.1	$43.0
Depreciation and amortization	34.5	34.5	25.1
Interest expense	14.0	14.0	12.8
Loss on early extinguishment of debt	5.4	5.4	1.8
Income tax expense	29.1	30.2	11.5
EBITDA	132.1	136.2	94.2
Stock compensation expense	5.0	5.0	3.2
Loss on asset disposal	0.2	0.2	0.5
Legal settlement	—	—	10.5
IPO costs	0.6	0.6	—
Adjusted EBITDA	$137.9	$142.0	$108.4

Note: Certain numbers may not sum due to rounding.

CONTACT:
Investor Contact:
ICR, Inc.
Farah Soi/Rachel Schacter
203-682-8200
InvestorRelations@flooranddecor.com